                          STOCK PURCHASE AGREEMENT
                          ------------------------

         THIS STOCK PURCHASE AGREEMENT is made and entered into with an effective date as of the 16th day of November, 2000, by and between COMMUNITY FINANCIAL CORP., an Illinois corporation, 240 E. Chestnut Street, Olney, Illinois 62450-2295 ("Seller") and MIDWEST COMMUNITY BANCSHARES, INC., an Illinois corporation, 300 Tower Square Plaza, Marion, Illinois 62959 ("Buyer").

         WITNESSETH:

         WHEREAS, Seller owns all of the issued and outstanding shares of stock in THE EGYPTIAN STATE BANK, a financial institution chartered by the State of Illinois (the "Bank"); and

         WHEREAS, the parties hereto desire to set forth the terms and conditions by which Buyer will purchase from Seller and Seller shall sell, convey, transfer and set over unto Buyer all of Seller's right, title and interest in and to all issued and outstanding shares of stock in the Bank, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

         1.   PURCHASE OF SHARES. On the Closing Date (as defined below),
              ------------------
and subject to the terms, conditions and restrictions contained herein, Buyer shall purchase from Seller all of the issued and outstanding capital stock of the Bank, totaling 1,500 shares of common stock par value $100.00 per share, (the "Purchased Shares").

         2.   PURCHASE PRICE FOR SHARES BEING ACQUIRED. Buyer agrees to
              ----------------------------------------
pay Seller for all shares of common stock of the Bank held by Seller an aggregate purchase price of $4,200,000 (the "Purchase Price"). The parties agree the purchase price shall be adjusted on a dollar-for-dollar basis for any decrease in equity capital of the Bank arising out of, or resulting from, an adjustment of the prior tax treatment of goodwill involving Seller and Bank.

         3.   CLOSING DATE FOR PURCHASE OF SHARES. The closing of the
              -----------------------------------
transactions contemplated hereby (the "Closing") shall take place on a date which shall be the later of (i) December 31, 2000, or (ii) within five (5) days following the satisfaction or waiver of all conditions set forth herein which must be met by Buyer and Seller. The Closing shall take place at the principal offices of Buyer or such other location upon which the parties mutually agree. Notwithstanding anything herein contained to the contrary, the Closing Date shall not be later than March 31, 2001 (the "Drop Dead Date"), unless Buyer and Seller mutually agree in writing to extend the Closing Date beyond the Drop Dead Date.

         4.   EXAMINATION OF ASSETS. Buyer expressly acknowledges and agrees
              ---------------------
that as of the date of the execution of this Agreement, representatives designated by Buyer have examined and inspected the assets of the Bank, and the Seller has afforded Buyer and its representatives ample opportunity to review, examine, investigate and analyze the assets, business and operations of the Bank. Following execution of this Agreement, Seller shall take the steps necessary to allow Buyer and/or representatives designated by Buyer a continuing right



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

to inspect assets of the Bank up to and through the Closing
Date as long as such inspection does not unreasonably interfere with the operations of the Bank.

         5.   REPRESENTATIONS OF SELLER REGARDING OWNERSHIP OF STOCK. The
              ------------------------------------------------------
Seller represents and warrants that the shares of stock in the Bank owned by Seller will be conveyed to Buyer free and clear of any and all liens, claims, encumbrances or charges of any kind or nature whatsoever and that the assignment of said stock by Seller to Buyer shall vest in Buyer good and merchantable title in and to such shares.

         6.   OPERATION OF BANK FROM AND AFTER DATE OF  AGREEMENT. Seller
              ---------------------------------------------------
agrees that between the date of execution hereof and the Closing Date, Seller shall cause the Bank to be operated in conformity with the following principles:

         a) There shall be no additional issuance of any class of common or preferred stock options nor the creation of any new class of stock (whether through stock dividend, stock split or otherwise), nor an alteration of the authorized shares stock in the Bank. Further, the Bank shall not redeem any of its stock. Bank shall not grant or enter into any stock options, stock warrants or other agreements granting to any third party the right to acquire additional stock of Bank.

         b) Bank shall not make a contribution to any profit sharing plan or retirement plan without the express prior written approval of Buyer; provided, however, (i) the Bank may make the required matching contribution under the Bank's 401k Plan and (ii) the Bank may make a contribution on behalf of the Bank's employees to Seller's ESOP plan to the extent of the amount specifically accrued on the Bank's financial statements for that purpose.

         c) The Articles of Incorporation and Bylaws of the Bank shall not be amended.

         d) No dividends shall be declared or paid with respect to the stock of Bank without the express prior written approval of Buyer.

         e) Bank will carry on its business diligently and substantially in the same manner as heretofore conducted and, will not do anything to result in material non-compliance with any applicable rule or regulation of federal, state, and municipal governments and all regulatory agencies.

         f) All loans at Bank will be made in accordance with the loan policies then in effect. Seller agrees it shall cause Bank to give written notice to Buyer of any proposed loan in excess of Twenty Thousand Dollars ($20,000) (or establishment of a credit line in excess of Twenty Thousand Dollars ($20,000) (excluding any renewed loan secured by a 1-4 family residence)) (herein the "New Loans") to any new customer of the Bank. Likewise, Seller agrees to cause Bank to give Buyer notice of any proposed increase on existing loans to borrowers to the extent such increase of such existing loans involves an increased loan amount in excess of Twenty Thousand Dollars ($20,000) (herein, the "Renewal Loans"); provided, however, that in the event any such Renewal Loans are on Bank's "watch list", the above limitation shall be reduced to Ten Thousand Dollars ($10,000). Buyer shall designate in writing to Seller three individual representatives who shall respond to Seller's requests hereunder and Buyer shall have until 9:30 a.m. CST on the next business day following receipt of written notice to advise Seller's Representative as to whether or not Buyer approves of such proposed loan or increase. If Buyer

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

fails to object to any request by Seller by 9:30 a.m. CST on the next business day following receipt of Bank's notice, such failure shall be deemed an approval of Bank's request for the New Loan or the Renewal Loan, as the case may be. It is specifically understood and agreed that if Buyer objects to any proposed New Loan or Renewal Loan, Seller shall cause Bank not to make such loan or increase the existing loan. Bank shall make an additional allocation to Bank's allowance for loan losses of One Hundred Twenty Thousand Dollars ($120,000) prior to the Closing Date.

         g) Bank will not grant any increases in the rates of pay, bonuses or other compensation of any of its employees or any increases in the fixed compensation payable or to become payable to any director, officer, or other employee of the Bank. Bank will not make any material change in its employment commitments or enter into any new employment arrangements or agreements that cannot be terminated upon the giving of thirty (30) days notice without penalty.

         h) Unless required under the terms of this Agreement, Bank will not sell or dispose of any of its assets other than in the ordinary course of business. Seller agrees to cause the Bank to give Buyer written notice in the event the Bank engages in any securities purchases or sales (excluding dispositions of securities at maturity) between the date hereof and the Closing Date. Any such notice shall include all specifics with regard to the terms of such sales or purchases of securities; provided, however, that no notice shall be required with respect to the acquisition of U.S. Treasury Notes with maturities of two years or less. Buyer shall respond to Seller's written notice on or before the close of business on the day following the date of receipt of such written notice stating whether or not Buyer approves of such securities sale or purchase. Failure of Buyer to deliver the requisite notice within the requisite time period shall be deemed an approval of the proposed sale or purchase. Buyer agrees that it shall not unreasonably withhold any requested approval. If Buyer gives notice of non-approval, Seller shall cause Bank not to sell or acquire such security.

         i) Except as otherwise permitted herein, Bank shall not create any indebtedness other than (i) that incurred in the usual and ordinary course of business, (ii) that incurred pursuant to existing contracts, or
(iii) that reasonably incurred in doing acts and things contemplated by the specific terms and conditions of this Agreement. Likewise, Bank shall not mortgage, pledge or subject to lien or other encumbrance any of its respective properties or assets.

         j) Bank will maintain in full force and effect all insurance policies and blanket bond coverage presently in effect, including insurance of all accounts with the FDIC.

         k) Bank will do any act or omit to do any act which will cause or permit a material breach by the Bank of any material contract, commitment or obligation to which it is a party.

         l) Bank will use, operate, maintain and repair all tangible personal property in a manner consistent with past practice.

         m) Bank will advise the Buyer promptly of any loans which are charged off whether required by regulatory authority or otherwise. Further, if a regulatory examination of Bank takes

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

place at any time after the date of this Agreement, Seller shall give Buyer notice of same and, as long as same is not prohibited by law, rule or regulation or not objected to by the examining authority, Buyer shall be entitled to attend, either in person or by a designated representative, and Buyer or such representative shall be entitled to observe such examination.

         n) Seller will cause notice to be sent to Buyer of any and all meetings of the Board of Directors and/or Shareholders of Bank between the date hereof and the Closing Date. An authorized representative of Buyer shall be entitled to attend any and all such meetings, provided that: (i) such representative shall not be able to vote in any matter at said meeting; and (ii) such representative shall not be permitted to attend any such meeting where this Agreement, or any of the documents to be delivered in connection herewith, shall be discussed or voted upon.

         o) Bank shall not make any expenditures or commitments for expenditures for capital assets (exclusive of repairs for existing assets or other emergency situations) in excess of Five Thousand Dollars ($5,000) for a single item nor enter into any leases of capital assets, unless Buyer has granted prior approval, which approval shall not be unreasonably withheld or delayed.

         p) Consistent with past practices, Bank shall accrue and establish appropriate reserves for any and all taxes due and owing with respect to the operation of the Bank through the Closing Date. Such funds shall be made available to Seller if Seller is to report any income received prior to the Closing Date. The reserve shall not be available to pay the tax due under any amended return.

         q) Bank will use its best efforts (without making any commitments on behalf of the Buyer) to preserve its business organization intact and to keep available its present employees.

         r) Bank will not engage in any transaction which is not in the usual and ordinary course of its business and inconsistent with its past business practices.

         s) Seller agrees to notify Buyer of the resignation, retirement or termination of employment for any reason whatsoever of any Bank employee between the date hereof and the Closing Date.

         7.   REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby
              ----------------------------------------
represents and warrants to Buyer as follows:

         a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois with all power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

         b) The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby has been duly authorized by all necessary action as required under Seller's Articles of Incorporation and Bylaws, or by law, statute, or regulation, and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors' rights generally or general principles of equity. Specifically, the execution, delivery, and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and, if necessary, its shareholders.

         c) There are a total of 1,500 shares of common capital stock authorized by the Bank. Each share has a par value of $100.00 per share. No other class of stock is authorized by the Bank. Seller owns all issued and outstanding shares of common capital stock in the Bank.

         d) All shares of common stock of Bank issued and outstanding are duly authorized, validly issued and outstanding and fully paid and non-assessable. All shares of stock in the Bank owned by Seller at the time of Closing will be free and clear of any and all security interests, liens, claims, charges or encumbrances of any kind or nature whatsoever.

         e) There are no outstanding stock options, stock warrants or any other agreements giving any third party any right to acquire stock in Bank.

         f) Seller has full legal power and capacity to transfer and deliver said Seller's shares of Bank to Buyer as required under the terms of this Agreement.

         g)   Bank has no subsidiaries.

         h)   Attached hereto as Schedule 7(h) and incorporated herein by
                                 -------------
reference are true and correct copies of the Articles of Incorporation and Bylaws, with all amendments through the date hereof, of the Seller and true and correct copies of the Articles of Incorporation and Bylaws, with all amendments through the date hereof, of the Bank.

         i)   Attached hereto as Schedule 7(i) and incorporated herein by
                                 -------------
reference is a copy of the quarterly financial statements of the Bank as of September 30, 2000, and for the calendar years 1997, 1998, and 1999. Further, Bank has no obligations or material liabilities of any nature whatsoever, whether accrued, absolute, contingent or otherwise (including, specifically, any recourse with respect to any loans sold in the secondary market by Bank) except (a) the liabilities disclosed or reflected on the Bank's financial statements; and (b) any liabilities which have been incurred in the normal and ordinary course of business since the date of the financial statements attached hereto. There are no material liabilities incurred by the Bank or Seller subsequent to the date of the financial statements attached hereto which would materially adversely affect the financial condition of the Bank. Further, the Seller agrees to cause the Bank to provide monthly financial statements for all months of operation of the Bank from the date of the financial statements attached hereto as
Schedule 7(i) through the end of the month preceding the Closing Date and
- -------------
Seller will also agree to cause Bank to provide copies of all regulatory filings made through the Closing Date. The financial statements attached as
Schedule 7(i) and all financial statements for periods of time subsequent to
- -------------
the dates reflected on such financial statements shall fairly and correctly reflect in all material respects, the true and correct respective incomes, expenses, assets and liabilities, absolute or contingent, of the Bank.

         j)   Except as set forth on Schedule 7(j), there are no outstanding
                                     -------------
orders, judgments, injunctions, awards, or decrees of any court, arbiter or governmental or regulatory body involving the Bank or the Seller. Except set forth on Schedule 7(j), there is no claim, suit, action, or legal
             -------------
as administrative arbitration, or other proceeding or governmental investigation (including any proceeding or investigation by any regulatory authority) pending or, to the

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


knowledge of Seller, threatened. To the knowledge of the Seller, there is no change in the zoning or building ordinances affecting any of the property upon which the various Bank facilities are located.

         k) There is no action, suit, administrative or regulatory proceeding, claim or investigation pending or, to the knowledge of Seller, threatened against the Bank or Seller which questions the validity or propriety of this Agreement or of any action taken or to be taken in connection with this Agreement or which would make any representation or warranty herein contained inaccurate incorrect or misleading.

         l)   Attached hereto as Schedule 7(l) and incorporated herein by
                                 -------------
reference is a listing of any and all litigation, claims or other actions pending or, to the knowledge of the Seller, threatened against the Bank. Seller agrees to provide Buyer with notice of any additional suits, administrative actions, claims or other similar matters which are filed against the Bank after the date hereof

         m)   Except as set forth on Schedule 7(m), all negotiations
                                     -------------
relative to this Agreement have been conducted by or on behalf of the parties directly without the intervention of any person instigated or authorized by Seller and otherwise carried on so as not to give rise to any valid claim against Seller, Bank, or Buyer for any brokerage commission, finder's fee or like payment in connection with the negotiation, execution, delivery and performance of this Agreement.

         n) Bank has good and merchantable title to all assets included on 0its financial statements and all such assets are subject to no material liens or encumbrances except as reflected or disclosed on such financial statements; further, since the date of such financial statements, the business of the Bank has been operated in the ordinary course of business.

         o) Except as shown on Schedule 7(o), Bank and Seller have filed with the appropriate governmental agencies all tax or information returns and tax reports based on income required to be filed for all prior years, copies of which are on file with the Bank and the Seller, respectively. Further, such returns have been examined and settled or where they have not been examined and settled, no waivers of statutes of limitations have been given; further, all such returns and reports as are based on income have been prepared on the same basis as those of previous years, and all income taxes disclosed to be owing on any such returns have been paid or adequately reserved for. All returns required are or will be submitted and are accurate and correct, and adequately and properly reflect the tax liability of the Bank. Further, the Bank has properly accrued (and will properly accrue through the Closing Date) all income taxes due and owing with respect to current year's earnings which funds shall be made available to Seller to discharge any income taxes it pays with respect to Bank.

         p) To the knowledge of the Seller, the execution of this Agreement and the consummation of the transactions contemplated hereby do not result in a material breach of any other agreement to which Bank is a party.

         q)   Except as set forth on Schedule 7(q) attached hereto, there
                                     -------------
are no written employment contracts to which the Bank is a party that cannot be canceled on less than thirty

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


(30) days notice without compensation or penalty. All employees of the Bank are and will at Closing be employees at will except as indicated in Schedule
                                                                    --------
7(q). Further, enumerated on Schedule 7(q) attached hereto and incorporated
- ----                         -------------
herein by reference is a list of any pension plan, profit sharing plan, other qualified retirement plan, non-qualified retirement plan, stock option, stock purchase agreement, bonus, incentive compensation or any other agreement to which the Bank or the Seller is a party. Seller agrees to cause Bank to terminate Bank's participation in all such benefit plans immediately prior to the Closing Date, in a manner acceptable to Buyer and Buyer's counsel. If Buyer has a 401(k) plan, Seller's employees shall be given an opportunity to roll over funds into such plan. The requirement that such benefit plans be terminated shall not be used to impair or extinguish vested contract rights of participants.

         r) Seller is a corporation validly existing and in good standing under the laws of the State of Illinois.

         s)   Except as set forth on Schedule 7(s), the Bank has made no
                                     -------------
agreements to extend existing loans nor enter into any commitment to make any loan in the future except as disclosed in loan files or as otherwise disclosed herein. There are no verbal commitments for loans or loan extensions or modifications not otherwise disclosed herein. Bank has engaged in the practice of extending mortgages with a balloon payment which have generally been refinanced at maturity, and customers of Bank may be aware of such practice.

         t) No representation or warranty herein contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading or to provide a prospective buyer of the Bank as contemplated hereunder with all material information as to properties and businesses of the Bank.

         u) To the best of the knowledge and belief of Seller no hazardous, toxic or polluting substances have been released, discharged or disposed of in any real estate owned or occupied by the Bank, including any real estate acquired by foreclosure or deed in lieu of foreclosure, in violation of applicable law and neither Bank nor Seller have received from any governmental authority or third party any request for information, notice of claim, demand letter or other notification that is or may be responsible or potentially responsible with respect to any investigation or clean-up of hazardous, toxic or polluting substances released at any site. Seller is obtaining Phase I and, as appropriate, Phase 2 studies of all property owned or occupied by Bank. Buyer shall have the option of either accepting such reports and closing or negotiating with Seller as appropriate.

         v) Bank has good and marketable title to the machinery, equipment, materials, supplies and other property of every kind, tangible or intangible, contained in its offices and other facilities or shown as assets in its records and books of account, free and clear of all liens, encumbrances and charges. To the actual knowledge of the Seller, all leases of personal property to which the Bank is a party as lessee (including any purchase options contained therein) are valid and enforceable in accordance with their terms, and there has been no material default by any party thereto.

         w) Bank has all material permits, charges, licenses, orders and approvals of every federal, state, local or foreign governmental or regulatory body required in order to permit them

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


to carry on their respective businesses as presently conducted. All such permits, licenses, charters, orders or approvals are in full force and effect, and no suspension or cancellation of any of them is threatened; likewise, Seller knows of no fact or circumstances that will interfere with or adversely effect the renewal of any such licenses, permits, charters, approvals or authorizations; and to the actual knowledge of the Seller, none of such permits, charters, licenses, orders or approvals will be affected by the consummation of the transactions described herein.

         x)   Attached hereto as Schedule 7(x) and incorporated herein by
                                 -------------
reference is a list of all insurance policies presently in effect with respect to the Bank and the Corporation.



         8.   REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and
              ---------------------------------------
warrants to Seller as follows:

         a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois with all power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         b) The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby has been duly authorized by all necessary action as required under Buyer's articles of incorporation and bylaws or by law and constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors' rights generally or general principles of equity.

         c) Buyer is not subject to any mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, any restriction under its articles of incorporation or bylaws, or any other restriction of any kind or character, which would prevent the execution, delivery and performance of this Agreement.

         d) There is no pending, and Buyer knows of no threatened, action, suit, proceeding or investigation against Buyer before any court or governmental or regulatory body or agency to restrain or prevent the execution and delivery of this Agreement by Buyer and/or the carrying out of the transactions contemplated by this Agreement.

         e) Buyer has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         9.   REPRESENTATIONS AND WARRANTIES NOT TO SURVIVE CLOSING. Except
              -----------------------------------------------------
as set forth in Schedule 9, all representations and warranties made by Seller and Buyer in this Agreement shall be true on and as of the Closing Date with the same effect as if such representations and warranties had been made or given on such date, but shall not survive the Closing. In the event Seller or Buyer shall enter into a transaction to sell all or substantially all of their assets, to merge with or into another entity, or shall have their stock purchased by a third party resulting in a change of control, any such transaction shall be subject to, and shall require

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


the purchaser or surviving entity to specifically assume Seller or Buyer's liability regarding the representation and warranties set forth in Schedule 9 and the indemnification obligations set forth in Section 10 hereof.

         10.  INDEMNIFICATION.
              ---------------

         a)   INDEMNIFICATION BY SELLER. On and after the Closing Date,
              -------------------------
Seller shall and hereby agrees to indemnify and hold harmless Buyer from and against all claims, demands, liabilities, damages, costs, charges, legal fees, judgments, expenses or any other losses ("Indemnifying Losses") sustained by Buyer: (i) arising from the breach of any representation or covenant by Seller in Schedule 9; or (ii) arising from litigation or claim by shareholders of Seller involving the Bank, the Bank's operations prior to Closing, or the transactions contemplated pursuant to this Agreement.

         b)   PROCEDURE FOR CLAIMS INVOLVING THIRD PARTY.
              ------------------------------------------

              (i) If any third party shall notify any party hereto (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party to the Agreement (the "Indemnifying Party") under this Section 10, then the Indemnified Party shall promptly (and in any event within five (5) business days after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing (such notice being referred to herein as the "Third Party Claim Notice"). If the Indemnifying Party does not notify the Indemnified Party in writing within thirty (30) business days after the actual receipt by the Indemnifying Party of the Third Party Claim Notice that he or it disputes such claim for Indemnifying Losses, the amount of such claim (when finally adjudicated or settled) shall be conclusively deemed a liability of the Indemnifying Party for such Indemnifying Losses.

              (ii) Any Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of his or its choice (at his or its sole cost and expense) reasonably satisfactory to the Indemnified Party; provided however, that without the prior written consent of the Indemnified Party, the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim that does not include as an unconditional term thereof the giving by the third party to the Indemnified Party of a release from all liability in respect of such Third Party Claim.

              (iii) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in this Section 10, however, the Indemnified Party may defend against the Third Party Claim in any manner he or it reasonably may deem appropriate.

              (iv) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, which consent will not be withheld unreasonably.

         c)   PROCEDURE FOR CLAIMS INVOLVING BUYER AND SELLER. In the event
              -----------------------------------------------
that any party to this Agreement should have a claim against the other party to this Agreement hereunder which is not a Third Party Claim, but which is a matter that may give rise to a claim for indemnification pursuant to this
Section 10, the Indemnified Party shall promptly

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

send written notice (the "Claim Notice") with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party in writing within thirty (30) business days after the actual receipt by the Indemnifying Party of the Claim Notice that he or it disputes such claim for Indemnifying Losses, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party for such Indemnifying Losses, provided that neither party shall have a claim against the other under this section other than for payment of the Purchase Price unless and until all such claims exceed $25,000.

         d)   PROCEDURE FOR CLAIMS INVOLVING TAX CONTROVERSIES.
              ------------------------------------------------

              (i)   NOTICE. In the event any federal, state or local tax
                    ------
agency or authority (the "Tax Authority") informs Buyer of any notice of proposed audit, claim, assessment or other dispute concerning an amount of taxes with respect to which Seller may incur liability for Indemnifying Losses hereunder (the "Tax Claim"), Buyer shall promptly notify Seller' Representative of such matter (the "Tax Notice"). The Tax Notice shall contain factual information (to the extent known or available) describing the asserted liability in reasonable detail and shall be accompanied by copies of any notice or other documents received from any Tax Authority with respect to such Tax Claim. If Buyer has knowledge of a Tax Claim and Buyer fails to provide Seller's Representative with the Tax Notice as herein provided, then (A) if Seller are precluded from contesting the liability for the Tax Claim as a result of the failure by Buyer to give prompt notice, Seller shall have no obligation to indemnify Buyer for any tax liability resulting from such Tax Claim; and (B) if Seller are not precluded from contesting the liability for the Tax Claim as a result of the failure by Buyer to give prompt notice, but such failure by Buyer to give prompt notice results in a monetary detriment to Seller, then any amount of Indemnifying Losses which Seller would otherwise be required to pay Buyer pursuant to this Agreement shall be reduced by the amount of such monetary detriment.

              (ii)   CONTROL RIGHTS. Subject to the provisions of Section
                     --------------
10(c) hereof Seller shall, at its sole option, control any formal or informal proceedings (including settlement negotiations) related to a Tax Claim, and Buyer shall not, without Seller express written consent, initiate or participate in any formal or informal discussion or other communication with any Tax Authority in connection with an actual or potential Tax Claim. As used in this Section 10(e)(ii), the term "participation" shall mean: (A) participation in appearances before any court or tribunal; (B) participation in conferences, meetings or proceedings with any Tax Authority; and (C) participation in the submission and determination of content of any presentations related to a Tax Claim or any other written or oral communications associated therewith.

         e)   EXCLUSIVE REMEDIES. The parties acknowledge and agree that,
              ------------------
except as otherwise provided in this Section 10, the indemnification provisions in this Section 10 shall be the exclusive remedy of the parties hereto after the Closing Date with respect to the transactions contemplated by this Agreement. Notwithstanding the above, the parties acknowledge and agree that each party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and such matters; and

         f)   ARBITRATION.
              -----------

              (i)   COMMENCEMENT OF PROCEEDINGS. If, within thirty (30)
                    ---------------------------
business days after the actual receipt of a Third Party Claim Notice or a Claim Notice, the Indemnifying Party gives written notice (the "Notice of Dispute") to the Indemnified Party that either (i) the claim; or (ii) the amount of any alleged Indemnified Losses under this Section 10 is in dispute, the dispute shall be submitted to binding arbitration pursuant to the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association ("AAA") in Marion, Illinois. Notice of submittal to arbitration (the "Notice of Arbitration") will be provided by the party submitting the matter to arbitration to the other party and to AAA, and will contain the submitting party's requests to the Arbitrators and positions as to any applicable items in dispute. The Notice of Arbitration shall be made within one hundred twenty (120) days after the actual receipt by the Indemnified Party of the Notice of Dispute from the Indemnifying Party. Failure of the Indemnified Party to submit a claim for arbitration on these terms shall prevent such party's right to submit the same claim to arbitration hereunder at a later time.

              (ii)   ARBITRATOR. One (1) arbitrator (the "Arbitrator")
                     ----------
shall be appointed by the AAA within thirty (30) days after the date of filing of the submittal to arbitration in accordance with the Rules of AAA. The Arbitrator shall be a licensed attorney who has practiced in the area of mergers and acquisitions for at least ten (10) years. The Arbitrator shall have the power and authority to hire and appoint such additional third party experts (including, without limitation, certified public accountants and third party appraisers) and to assess the costs of such experts as herein provided.

              (iii)   HEARING. As soon as the Arbitrator has been
                      -------
appointed, a hearing date shall be set within fifteen (15) days thereafter; provided, that the Arbitrator may extend the date of the hearing upon request of any party to the extent necessary to insure that such party is given a reasonable period of time to prepare for the hearing. In no event shall an extension be granted for a period in excess of three (3) business days. Written submittals shall be presented and exchanged by both parties five (5) business days before the hearing date. At such time the parties shall also exchange copies of all documentary evidence upon which they will rely at the arbitration hearing and a list of the witnesses whom they intend to call to testify at the hearing. The Arbitrator shall make his or her determination (the "Arbitration Award") within ten (10) days after conclusion of the hearing and the Arbitrators shall promptly give written notice of the Arbitration Award to each of Buyer and Seller.

              (iv)   EVIDENTIARY MATTERS. The Arbitrator shall not be
                     -------------------
bound by the rules of evidence or civil procedure, but rather shall be bound by the Rules of AAA and may also consider such writings or oral presentations as reasonable businessmen would use in the conduct of their day-to-day affairs, and may require the parties to submit some or all of their presentation orally or in written form as the Arbitrator may deem appropriate. It is the intention of the parties to limit live testimony and cross-examination to the extent necessary to ensure a fair hearing to the parties on the matters submitted to arbitration, and to provide neither party more than one (1) complete business day to present its oral position. The parties have included the foregoing provisions limiting the scope and extent of the arbitration with the intention of providing for prompt, economic, and fair determination of the claim.

              (v)   ARBITRATION AWARD. The Arbitration Award shall, to the
                    -----------------
extent requested, set forth (i) whether the Indemnifying Party is liable for any Indemnifying Losses; and (ii) the amount of such Indemnifying Losses. Further, the Arbitration Award shall be final, and judgment on such Arbitration Award may be entered upon it in any court having jurisdiction thereof, and the Arbitration Award will not be subject to vacation, modification or appeal, except to the extent permitted by Sections 10 and 11 of the Federal Arbitration Act, the terms of which sections the parties agree shall apply. If the Arbitrator renders the Arbitration Award in favor of the Indemnified Party, such award shall include all expenses of arbitration, and all expenses of the Arbitrator; provided, however, that if in the reasonable opinion of the Arbitrator, any claim for indemnification, or any defense or objection thereto, was unreasonable, the Arbitrator may assess, as part of the Arbitration Award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the Arbitrator (including experts' fees) against the party raising such unreasonable claim, defense or objection.

         k)   STIPULATED  AGREEMENT. Nothing in this Section 10 shall
              ---------------------
prohibit or otherwise limit the right of Buyer and Seller to reach any agreement as to the amount and payment terms for any Indemnifying Losses due and arising hereunder.

         11.   COVENANTS OF BUYER.
               ------------------

         a) Buyer agrees to apply, on or before December 15, 2000, to the appropriate regulatory agencies for approval required by law or regulation of said agencies for the acquisition contemplated hereunder and provide Seller with copies of the same. Buyer shall use its best efforts to obtain such approval. Buyer shall promptly provide all information required by the regulatory agencies in order to act on the applications and shall comply with all requirements of any regulatory agency necessary to attain required regulatory approval. All of the expenses incident to the making of such application and complying with requests for information shall be borne by the Buyer with the exception of costs of gathering information requested by the regulatory agencies from Bank or Seller. Seller agrees to cooperate to provide all information requested by Buyer for use in regulatory applications.

         b) Buyer agrees to comply in every material respect with all representations, warranties, terms, covenants and conditions contained in this Agreement, or in any document, agreement, instrument or certificate to be delivered by Buyer in connection herewith.

         12.  COVENANTS OF SELLER.
              -------------------

         a) Seller agrees to have a Phase I Environmental Examination prepared for all real estate owned by the Bank and a Phase II Environmental Examination for the parcels of real property owned by the Bank and located in Carrier Mills, Illinois. The result of the environmental examination shall be provided immediately upon completion to Buyer.

         b) Prior to the Closing, Seller shall assume from the Bank any and all liability the Bank may have to the wife of its current President, Thomas Eugene Overstreet to provide her with the opportunity to participate at her expense in the purchase of health insurance.

         c) Prior to the Closing, Seller shall cause Bank to transfer $120,000 to its Allowance for Loan Loss Account.

         d) Prior to the Closing, Seller shall cause Bank to sell to Seller or one of Seller's related subsidiary banks, sale at book value of two (2) participation loans currently held by the Bank and commonly referred to as Travel Hospitality and Seven Williamsburg.

         e) Seller shall cause Bank to gather and receive prior to the Closing all back up documentation for its participation loans and shall provide copies of such material to Buyer for examination.

         f) Prior to the Closing, Seller shall cause Bank to transfer to Seller the real property, currently unimproved, known as 2 South Main, Carrier Mills, Illinois (the "Subject Parcel"), and Seller shall assume all liability for environmental remediation with respect to the Subject Parcel. Once the remediation is complete and Seller, or its successors or assigns, has received a no further action letter or the like from the Illinois Environmental Protection Agency with respect to the Subject Parcel, Seller or its successors or assigns shall have a right to put the Subject Parcel to Buyer at a purchase price of $50,000, provided the Subject Parcel is in substantially the same condition as unimproved real estate as it is on the date hereof. Seller's (or its successor or assigns) right to put the Subject Parcel shall expire on the Closing Date.

         g) Seller shall assume for Bank all liability for the lawsuit described in Schedule 7(l) and known as the "boilermaker lawsuit" and Bank shall assign to Seller all rights to insurance proceeds with respect to such lawsuit.

         13.  CONDITIONS  PRECEDENT TO BUYER'S  OBLIGATIONS.  The obligation
              ---------------------------------------------
of Buyer to close the transactions described herein is specifically contingent upon satisfaction of the following conditions precedent:

         a) Buyer shall accept the Phase I and Phase II Environmental Examination Reports provided under Section 12 hereof.

         b) Bank shall have transferred any and all liability to its current President, Thomas Eugene Overstreet and to his spouse, and shall have completed the transfer of $120,000 to its Allowance for Loan Loss and the sale of two (2) participation loans referred to as Travel Hospitality and Seven Williamsburg to Seller or an affiliated subsidiary of Seller.

         c) Buyer shall have received all back-up documentation for all participation loans remaining at the Bank following the Closing.

         d) Bank shall have successfully terminated all employee benefit plans in a manner acceptable to Buyer.

         e) At the Closing Date, Buyer shall have received from counsel for Seller a written opinion dated as of the Closing Date in the form attached hereto as Schedule 13(e).

         f) All representations and warranties of Seller contained herein are true, accurate and complete as of the Closing Date. Seller shall deliver to Buyer a certificate at the Closing confirming that all such representations and warranties are true, accurate and complete as of such date and Buyer shall be entitled to rely upon same. If Seller fails to deliver such certificate and Buyer nonetheless chooses to close, then Buyer shall simply be deemed to have waived the condition precedent specified in this subparagraph. Buyer shall not be deemed to have waived any right of indemnification against Seller nor any right to rely on the representations and warranties of Seller contained herein.

         g) The financial condition of the Corporation and/or the Bank as a whole shall not have been materially adversely affected in any way since the date of financial statements provided herewith.

         h) There shall not be in existence in the United States on what would otherwise be the Closing Date a state of war, national emergency, bank holiday, or general suspension of trading on the New York or American Stock Exchanges.

         i) There shall be no adverse judgment, restraining order, or injunction in effect in any litigation challenging the lawfulness of the transactions contemplated hereby or seeking to enjoin or restrain the consummation of this Agreement.

         j) Seller shall have performed and complied with all of its respective obligations under this Agreement which are to be performed or complied with prior to or on the Closing Date and Seller shall have delivered all documents required to be delivered by it to Buyer at the time of closing.

         k) Buyer shall have received all necessary or appropriate approvals of regulatory authorities or government agencies with respect to this transaction and all waiting periods in connection therewith shall have expired.

         l) Seller shall have delivered to Buyer a Certificate by Seller's Corporate Secretary in a form reasonably satisfactory to Buyer to the effect that Seller's execution, delivery, and performance of this Agreement and consummation of the transactions contemplated by this Agreement have been duly authorized by Seller's Board of Directors and/or its Shareholders.

         In the event Buyer determines that this transaction cannot close as a result of the failure of any contingency enumerated herein above or stated elsewhere in this Agreement, Buyer shall give written notice of same to Seller and this Agreement shall immediately thereafter terminate. In such event, except as provided in Section 10 of this Agreement, neither party shall have any further liability to the other, but in such event, Buyer agrees to return to the Bank and the Seller all copies of any material it has obtained with respect to Seller or Bank or their respective operations.

         14.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.  The
              ---------------------------------------------
obligation of Seller to close the transactions described herein is specifically contingent upon satisfaction of the following conditions precedent:

         a)   Buyer shall have delivered to Seller the Purchase Price.

         b) The representations and warranties of Buyer contained in this Agreement (including the Exhibits hereto), or in any other agreement, certificate or document delivered to Seller pursuant hereto, shall be true in all material respects on the Closing Date as if made on and as of the Closing Date.

         c) Buyer shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it at or before the Closing Date, including, without limitation, the execution and delivery to Seller of all documents, agreements, instruments or certificates required to be delivered in connection herewith.

         d) Buyer shall have delivered to Seller all required consents or approvals by third parties or governmental authorities, and all other necessary consents and waivers required to consummate the transactions contemplated by this Agreement.

         e) Buyer shall have delivered to Seller a certificate by Buyer's corporate secretary in a form reasonably satisfactory to Seller to the effect that Buyer's execution, delivery and performance of this Agreement and consummation of the transactions contemplated by this Agreement have been duly authorized by Buyer's board of directors.

         In the event Seller determines that this transaction cannot close as a result of the failure of any contingency enumerated herein above or stated elsewhere in this Agreement, Seller shall give written notice of same to Buyer and this Agreement shall immediately thereafter terminate. In such event, except as provided in Section 10 of this Agreement, neither party shall have any further liability to the other, but in such event, Buyer agrees to return to the Bank and Seller all copies of any material it has obtained with respect to Seller or Bank or their respective operations.

         15. TERMINATION PAYMENT. If the transaction shall not close by March 31, 2001 for any reason other than, in the case of Seller, Buyer failing to meet the conditions precedent of Section 13 hereof, and in the case of Buyer, Seller failing to meet the conditions of Section 14 hereof, then the party who has not satisfied a condition precedent shall pay the other party, on demand, the sum of $300,000. Each party shall in good faith use their best efforts to comply with all conditions precedent under its control.

         16.  DELIVERIES AT CLOSING.
              ---------------------

         a) On or before the Closing, Buyer shall deliver to Seller the following:

                  * A certified copy of the Resolutions of the Board of Directors of Buyer authorizing the transactions contemplated hereunder.

                  * A certificate issued by the Secretary of State of Illinois attesting to the good standing status of Buyer.

                  * A certificate of the President of Buyer confirming that the representations and warranties contained in this Agreement are true, accurate and complete as of the Closing.

                  * Buyer shall deliver to Seller the aggregate purchase price required under the terms of this Agreement and such payment shall be in the form of a cashier's check, certified check, wire transfer, or other immediately available funds.

         b) On or before the Closing, Seller shall deliver to Buyer the following:

                  * A certified copy of the Resolutions of the Board of Directors and/or Shareholders of Seller authorizing the transactions contemplated hereunder.

                  * A certificate is sued by the Secretary of State of Illinois attesting to the good standing status of Seller.

                  * A certificate issued by the Illinois Office of Banks and Real Estate attesting to the good standing status of Bank.

                  * A certificate of the President of Seller, confirming that the representations and warranties contained in this Agreement are true, accurate, and complete as of the Closing.

                  * An opinion of Seller's counsel, substantially in the form of Schedule 13(e).

                  * Evidence of the transfer of liability from Bank to Seller concerning obligations to Thomas Eugene Overstreet's spouse, the addition of $120,000 to the Allowance of Loan Loss of Bank, and the sale of Participation Loans, commonly referred to as Travel Hospitality and Seven Williamsberg.

                  * Evidence of the termination of all employee benefit plans by Buyer.

                  * The Corporate Minute Book, Stock Register, Corporate Seal and all similar corporate documents for the Bank.

                  * The resignations of all directors of Bank, if requested by Buyer.

                  * Certificate or certificates evidencing the shares of stock in Bank being conveyed to Buyer hereunder, with such certificates properly endorsed or accompanied by properly executed stock powers.

         c) Buyer may expressly waive in writing any or all of the deliveries to be made by Seller at Closing in whole or in part; provided, however, that no such waiver of a delivery or condition to Closing shall constitute a waiver by Buyer of any of its other rights or remedies at law or in equity, if Seller shall be in default of any of its representations, warranties, or covenants under this Agreement.

         17.  NONDISCLOSURE. Neither party hereto shall make any public
              -------------
announcement, press release or other disclosure of the terms of this Agreement until all parties hereto have agreed upon the timing and contents of such public announcement.

         18.  GOVERNING  STATE LAW. The terms of this Agreement shall be
              --------------------
governed by and interpreted in accordance with the laws of the State of Illinois, but subject to any and all federal banking laws or regulations.

         19.  COMPLETE AGREEMENT. This Agreement and the schedules and
              ------------------
exhibits hereto (each of which, together with the preamble and recitals hereto, are incorporated herein by this reference) contain the entire agreement among the parties with respect to the transactions contemplated among them and, except as otherwise provided in this Agreement, supersede all previous negotiations, commitments and writings by and between Seller and Buyer This Agreement may only be modified or amended by a writing signed by all the parties hereto or their authorized representatives.

         20.  BINDING  AGREEMENT. The terms of this Agreement shall be
              ------------------
binding upon and inure to the benefit of the parties hereto, their respective heirs, successors and assigns.

         21.  NOTICES. All notices required or permitted hereunder shall
              -------
be deemed made on the date they are deposited in the United States mails, postage prepaid, certified or registered mail, return receipt requested, and addressed as follows:

         If to Buyer:                 Midwest Community Bancshares, Inc.
                                      Attention: President Raymond Altmix
                                      300 Tower Square Plaza
                                      Marion, Illinois 62959

         With a copy to:              Joseph T. Porter, Jr., Esq.
                                      Polsinelli Shalton & Welte, P.C.
                                      100 S. Fourth Street, Suite 1110
                                      St. Louis, Missouri 63102

         If to Seller:                Community Financial Corp.
                                      Attention: President Wayne H. Benson
                                      240 E. Chestnut Street
                                      Olney, Illinois 62450-2295

         With a copy to:              Gerard K. Sandweg, Jr., Esq.
                                      Thompson Coburn, L.L.C.
                                      One Firstar Plaza
                                      St. Louis, Missouri 63101

         Either party hereto may designate alternative addresses under the terms of this Section 16 for notices from time to time throughout the term of this Agreement by giving written notice of same to the other party.

         22.  PAYMENT AND ACCRUAL OF EXPENSES. Seller will be responsible
              -------------------------------
for payment of all legal fees and other expenses (including broker's fees and cost of environmental reports) incurred by Seller in negotiating this Agreement and in consummating the transactions contemplated hereby. Buyer shall be responsible for all of its legal fees and other expenses incurred in negotiating this agreement and in consummating the transactions contemplated hereby. Further, Buyer shall be responsible for the payment of all expenses in connection with filings with requisite regulatory authorities seeking approval of the transactions described herein.

         23.  AGREEMENT EFFECTIVE. This Agreement shall be effective when
              -------------------
executed by both Buyer and Seller.

         24.  MISCELLANEOUS. The headings contained herein are for convenience
              -------------
only and shall not be considered in construing or interpreting any of the provisions of this Agreement.

         25.  MULTIPLE  COUNTERPARTS.  This  Agreement may be executed in one
              ----------------------
or more counterparts each of which shall be deemed an original.

         26.  NO  SANDBAG.  On the date of  execution  of this  Agreement,
              -----------
Buyer has no knowledge of any breach by Seller of its representations, warranties, and covenants hereunder.



              THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto set their hands as of the day and year first above written.


BUYER:                    MIDWEST COMMUNITY BANCSHARES, INC.
- -----


                          BY: /s/ Raymond Altmix
                             ----------------------------------------------
                             Raymond Altmix
                             President


SELLER:                   COMMUNITY FINANCIAL CORP.
- ------


                          BY: /s/ Wayne H. Benson
                             ----------------------------------------------
                             Wayne H. Benson
                             President